Exhibit 99.1

Grace News
Media Relations Rich Badmington T +1 410.531.4370 rich.badmington@grace.com	Investor Relations Tania Almond T +1 410.531.4590 tania.almond@grace.com

Grace Reports Second Quarter 2016 Results

•	Income from continuing operations attributable to Grace of $38.1 million up 17% and Adjusted EBIT of $96.1 million up 17%

•	Diluted EPS from continuing operations of $0.54 up 20% and Adjusted EPS of $0.74 up 45%

•	Gross margin of 44.4% up 320 bps and Adjusted Gross Margin of 44.6% up 280 bps

•	Net cash flow provided by operating activities of $136.8 million and Adjusted Free Cash Flow of $132.5 million year-to-date

•	Declaring quarterly cash dividend of $0.17 per share

COLUMBIA, MD - August 1, 2016 - W. R. Grace & Co. (NYSE: GRA) announced second quarter income from continuing operations attributable to Grace of $38.1 million, or $0.54 per diluted share. Income from continuing operations attributable to Grace for the prior-year quarter was $32.6 million, or $0.45 per diluted share. Adjusted EBIT increased 17% to $96.1 million, and second quarter Adjusted EPS increased 45% to $0.74 per diluted share.

"We continued to achieve good margin improvement and strong cash flow in the second quarter," said Fred Festa, Grace’s Chairman and Chief Executive Officer. "We closed our polyolefin catalysts acquisition, positioning us for further growth in our specialty catalysts business. We built momentum in the second quarter, and expect accelerating volume growth and business performance in the second half."

Second Quarter Results
Second quarter net sales of $390.5 million decreased 4.1% compared with the prior-year quarter including an unfavorable effect of 1.4% related to the exit of certain product lines earlier in the year and favorable currency translation of 0.6%. Compared with the first quarter, net sales grew 8% sequentially.

Net income from continuing operations was $38.1 million for the second quarter, an increase of 16.9% compared with $32.6 million for the prior-year quarter. Adjusted EBIT of $96.1 million increased 16.6% from the prior-year quarter, and increased approximately 16% at constant currency. Adjusted EBIT margin of 24.6% increased 440 basis points compared with the prior-year quarter.

Adjusted EBIT Return On Invested Capital was 22.7% on a trailing four-quarter basis (26.7% before the effect of the polyolefin catalysts acquisition), compared with 24.3% as of December 31, 2015.

Six Month Results
For the six months ended June 30, 2016, net sales of $753.3 million decreased 6.3% compared with the prior-year period, including the unfavorable effects of 0.7% related to the exit of certain product lines earlier in the year and 0.8% related to unfavorable currency translation.

Net income from continuing operations was $48.5 million for the six months, a decrease of 22.8% compared with $62.8 million for the prior-year period. Adjusted EBIT of $178.7 million increased 16.1%

1 grace.com	Talent | Technology | Trust™

from the prior-year period, and increased approximately 17% at constant currency. Adjusted EBIT margin of 23.7% increased 460 basis points compared with the prior-year period.

Grace Catalysts Technologies
Second quarter sales for Catalysts Technologies, which includes catalysts and additives for refinery, plastics, and other chemical process applications, as well as polypropylene process technology, were $278.4 million, a decrease of 3.8% compared with the prior-year quarter.

Gross margin was 46.2% compared with 43.3% in the prior-year quarter, an increase of 290 basis points. Gross margin increased as lower manufacturing costs and improved productivity more than offset the decrease in sales volumes.

Operating income of $87.5 million increased 1.0% compared with the prior-year quarter. Operating margin was 31.4%, an increase of 150 basis points compared with the prior-year quarter. The increases were primarily due to higher gross margin. The ART joint venture contributed $2.6 million to operating income compared with $2.3 million in the prior-year quarter.

Grace Materials Technologies
Second quarter sales for Materials Technologies, which includes engineered materials for coatings, consumer, pharmaceutical and chemical process applications, were $112.1 million, a decrease of 4.9% compared with the prior-year quarter, of which 4.7% relates to the exit of certain product lines earlier in the year.

Gross margin was 40.6%, an increase of 270 basis points compared with the prior-year quarter. Gross margin increased primarily due to lower manufacturing costs and improved productivity.

Operating income of $28.0 million increased 17.6% compared with the prior-year quarter, primarily due to improved gross margin and lower operating expenses. Operating margin was 25.0%, an increase of 480 basis points from the prior-year quarter.

Other Expenses in Adjusted EBIT
Total corporate costs were $16.3 million for the second quarter, a decrease of $6.7 million compared with the prior-year quarter, which is accounted for on a discontinued operations basis. Certain costs included in 2015 were either assumed by GCP Applied Technologies Inc. (GCP) at the time of the separation or eliminated through restructuring or other cost reduction actions.

Certain pension costs of $3.1 million decreased $1.9 million compared with the prior-year quarter primarily due to lower service and interest costs.

Restructuring and Repositioning Expenses
Restructuring expenses were $7.9 million for the second quarter, primarily due to workforce reductions and asset impairments related to the exited product lines.

Repositioning expenses were $1.5 million for the second quarter, consisting of employee-related costs primarily in connection with the company’s separation into two independent companies.

Interest Expense
Net interest expense was $19.4 million for the second quarter compared with $24.6 million in the prior-year quarter. The weighted average cash interest rate for the second quarter was 4.6%.

Income Taxes
Income taxes on adjusted pre-tax income were recorded using an annualized global effective tax rate of 33.7%. Income taxes paid in cash, net of refunds, were $24.5 million during the six months ended June

2 grace.com	Talent | Technology | Trust™

30, 2016. We generally have not had to pay U.S. federal income taxes in recent years due to available tax deductions and credits that fully offset our U.S. tax liability.

Cash Flow
Net cash provided by operating activities from continuing operations for the six months ended June 30, 2016, was $136.8 million compared with a net use of cash of $309.4 million in the prior-year period. In the 2015 first quarter, we paid $490 million to repurchase a warrant issued in connection with our 2014 emergence from bankruptcy.

Adjusted Free Cash Flow was $132.5 million for the six months ended June 30, 2016, a decrease of 9.2% compared with the prior-year period.

Share Repurchase Program
In the second quarter, we spent $20.1 million to repurchase approximately 262,000 shares of our outstanding common stock at an average per share price of $76.67. Through June 30, 2016, we spent $35.1 million to repurchase approximately 472,000 shares under our current $500 million share repurchase authorization.

Dividend
Today Grace is announcing a quarterly cash dividend of $0.17 per share. The dividend is payable September 14, 2016, to shareholders of record at the close of business on August 23, 2016.

2016 Outlook
As of August 1, 2016, we are tightening our outlook for 2016 Adjusted EBIT to be in the range of $400 million to $405 million. We expect 2016 Adjusted EBITDA to be in the range of $500 million to $505 million, and Adjusted EPS to be in the range of $3.05 to $3.10 per share. Our outlook assumes an average 1.10 USD/EUR exchange rate for the year.

We continue to expect 2016 Adjusted Free Cash Flow to be at least $250 million, including a favorable impact to 2016 cash flow of approximately $50 to $60 million due to our low cash tax rate compared with our effective tax rate.

We are unable to estimate the annual mark-to-market pension adjustment or 2016 net income.

Separation into Two Companies
On February 5, 2015, Grace announced a plan to separate into two independent, publicly traded companies. On January 27, 2016, Grace entered into a separation agreement with GCP, then a wholly-owned subsidiary of Grace, pursuant to which Grace agreed to transfer its Grace Construction Products operating segment and the packaging technologies business of its Grace Materials Technologies operating segment to GCP. The separation occurred on February 3, 2016, by means of a pro rata distribution to Grace stockholders of all of the outstanding shares of GCP common stock. As a result of the distribution, GCP is now an independent public company and its common stock is listed under the symbol “GCP” on the New York Stock Exchange.

Investor Call
We will discuss these results during an investor conference call and webcast today starting at 9:00 a.m. ET. To access the call and webcast, interested participants should go to the Investors portion of our website, www.grace.com, and click on the webcast link.

Those without access to the Internet can participate by dialing +1 855.830.2314 (U.S.) or +1 330.863.3314 (International). The participant passcode is 44658836. Investors are advised to dial into the call at least ten minutes early in order to register.

3 grace.com	Talent | Technology | Trust™

An audio replay will be available after 1:00 p.m. ET on August 1. For one week, the replay will be accessible by dialing +1 855.859.2056 (U.S.) or +1 404.537.3406 (International) and entering the participant passcode 44658836. The webcast replay or transcript will be available for one year on the company's website.

***
About Grace
Built on talent, technology, and trust, Grace is a leading global supplier of catalysts and engineered materials. The company’s two industry-leading business segments—Grace Catalysts Technologies and Grace Materials Technologies—provide innovative products, technologies, and services that enhance the products and processes of our customer partners around the world. Grace employs approximately 3,700 people in over 30 countries. More information about Grace is available at grace.com.

This announcement contains forward-looking statements, that is, information related to future, not past, events. Such statements generally include the words “believes,” “plans,” “intends,” “targets,” “will,” “expects,” “suggests,” “anticipates,” “outlook,” “continues,” or similar expressions. Forward-looking statements include, without limitation, expected financial positions; results of operations; cash flows; financing plans; business strategy; operating plans; capital and other expenditures; competitive positions; growth opportunities for existing products; benefits from new technology and cost reduction initiatives, plans and objectives; and markets for securities. For these statements, Grace claims the protection of the safe harbor for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act. Like other businesses, Grace is subject to risks and uncertainties that could cause its actual results to differ materially from its projections or that could cause other forward-looking statements to prove incorrect. Factors that could cause actual results to materially differ from those contained in the forward-looking statements include, without limitation: risks related to foreign operations, especially in emerging regions; the cost and availability of raw materials and energy; the effectiveness of its research and development and growth investments; acquisitions and divestitures of assets and gains and losses from dispositions; developments affecting Grace’s outstanding indebtedness; developments affecting Grace's funded and unfunded pension obligations; its legal and environmental proceedings; uncertainties related to Grace's ability to realize the anticipated benefits of the separation transaction; the inability to establish or maintain certain business relationships and relationships with customers and suppliers or the inability to retain key personnel; costs of compliance with environmental regulation; and those additional factors set forth in Grace's most recent Annual Report on Form 10-K, quarterly report on Form 10-Q and current reports on Form 8-K, which have been filed with the Securities and Exchange Commission and are readily available on the Internet at www.sec.gov. Reported results should not be considered as an indication of future performance. Readers are cautioned not to place undue reliance on Grace's projections and forward-looking statements, which speak only as the date thereof. Grace undertakes no obligation to publicly release any revision to the projections and forward-looking statements contained in this announcement, or to update them to reflect events or circumstances occurring after the date of this announcement.

###

4 grace.com	Talent | Technology | Trust™

W. R. Grace & Co. and Subsidiaries
Consolidated Statements of Operations (unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(In millions, except per share amounts)	2016	2015	2016	2015
Net sales	$390.5	$407.2	$753.3	$804.2
Cost of goods sold	217.3	239.4	427.4	489.4
Gross profit	173.2	167.8	325.9	314.8
Selling, general and administrative expenses	66.4	73.5	134.4	150.5
Research and development expenses	12.4	12.3	24.1	24.4
Equity in earnings of unconsolidated affiliate	(2.6)	(2.3)	(9.5)	(8.5)
Restructuring and repositioning expenses	9.4	4.2	23.0	9.7
Loss on early extinguishment of debt	—	—	11.1	—
Interest expense and related financing costs	19.8	24.6	41.8	49.3
Other expense (income), net	8.4	5.0	10.2	(8.8)
Total costs and expenses	113.8	117.3	235.1	216.6
Income from continuing operations before income taxes	59.4	50.5	90.8	98.2
Provision for income taxes	(21.5)	(17.9)	(42.7)	(35.4)
Income from continuing operations	37.9	32.6	48.1	62.8
Income (loss) from discontinued operations, net of income taxes	0.6	24.8	(9.3)	47.3
Net income	38.5	57.4	38.8	110.1
Less: Net loss attributable to noncontrolling interests	0.2	—	0.4	—
Net income attributable to W. R. Grace & Co. shareholders	$38.7	$57.4	$39.2	$110.1
Amounts Attributable to W. R. Grace & Co. Shareholders:
Income from continuing operations attributable to W. R. Grace & Co. shareholders	$38.1	$32.6	$48.5	$62.8
Income (loss) from discontinued operations, net of income taxes	0.6	24.8	(9.3)	47.3
Net income attributable to W. R. Grace & Co. shareholders	$38.7	$57.4	$39.2	$110.1
Earnings Per Share Attributable to W. R. Grace & Co. Shareholders
Basic earnings per share:
Income from continuing operations	$0.54	$0.45	$0.69	$0.86
Income (loss) from discontinued operations, net of income taxes	0.01	0.34	(0.13)	0.65
Net income	$0.55	$0.79	$0.56	$1.51
Weighted average number of basic shares	70.5	72.6	70.5	72.7
Diluted earnings per share:
Income from continuing operations	$0.54	$0.45	$0.68	$0.86
Income (loss) from discontinued operations, net of income taxes	0.01	0.33	(0.13)	0.64
Net income	$0.55	$0.78	$0.55	$1.50
Weighted average number of diluted shares	70.9	73.2	71.0	73.3
Dividends per common share	$0.17	$—	$0.17	$—

The Notes to the Financial Information are included as part of the Earnings Release.

5 grace.com	Talent | Technology | Trust™

W. R. Grace & Co. and Subsidiaries
Consolidated Statements of Cash Flows (unaudited)

	Six Months Ended June 30,
(In millions)	2016	2015
OPERATING ACTIVITIES
Net income	$38.8	$110.1
Less: loss (income) from discontinued operations	9.3	(47.3)
Income from continuing operations	48.1	62.8
Reconciliation to net cash provided by (used for) operating activities from continuing operations:
Depreciation and amortization	46.8	50.2
Equity in earnings of unconsolidated affiliate	(9.5)	(8.5)
Dividends received from unconsolidated affiliate	16.8	11.8
Cash paid for Chapter 11, and legacy product and environmental	(6.0)	(498.2)
Provision for income taxes	42.7	35.4
Cash paid for income taxes, net of refunds	(24.5)	(8.7)
Loss on early extinguishment of debt	11.1	—
Cash paid for interest on credit arrangements	(40.6)	(44.9)
Defined benefit pension expense	5.3	14.5
Cash paid under defined benefit pension arrangements	(8.0)	(7.7)
Cash paid for restructuring	(10.7)	(3.4)
Changes in assets and liabilities, excluding effect of currency translation and acquisitions:
Trade accounts receivable	37.2	17.1
Inventories	(7.7)	0.5
Accounts payable	7.0	16.2
All other items, net	28.8	53.5
Net cash provided by (used for) operating activities from continuing operations	136.8	(309.4)
INVESTING ACTIVITIES
Capital expenditures	(57.3)	(57.2)
Business acquired	(245.1)	—
Proceeds from sale of product lines	11.3	—
Other investing activities	(0.6)	(0.2)
Net cash used for investing activities from continuing operations	(291.7)	(57.4)
FINANCING ACTIVITIES
Borrowings under credit arrangements	16.0	278.2
Repayments under credit arrangements	(609.4)	(40.2)
Cash paid for repurchases of common stock	(35.1)	(108.7)
Proceeds from exercise of stock options	9.2	21.8
Dividends paid to shareholders	(12.0)	—
Distributions from GCP	750.0	—
Other financing activities	(2.7)	(1.9)
Net cash provided by financing activities from continuing operations	116.0	149.2
Effect of currency exchange rate changes on cash and cash equivalents	1.9	(1.5)
Decrease in cash and cash equivalents from continuing operations	(37.0)	(219.1)
Cash flows from discontinued operations
Net cash provided by operating activities	23.9	65.3
Net cash used for investing activities	(9.5)	(16.5)
Net cash provided by (used for) financing activities	31.4	(10.4)
Effect of currency exchange rate changes on cash and cash equivalents	(1.0)	(9.9)
Increase in cash and cash equivalents from discontinued operations	44.8	28.5
Net increase (decrease) in cash and cash equivalents	7.8	(190.6)
Less: cash and cash equivalents of discontinued operations	(143.4)	—
Cash and cash equivalents, beginning of period	329.9	557.5
Cash and cash equivalents, end of period	$194.3	$366.9

The Notes to the Financial Information are included as part of the Earnings Release.

6 grace.com	Talent | Technology | Trust™

W. R. Grace & Co. and Subsidiaries
Consolidated Balance Sheets (unaudited)

(In millions, except par value and shares)	June 30, 2016	December 31, 2015
ASSETS
Current Assets
Cash and cash equivalents	$194.3	$231.3
Restricted cash and cash equivalents	9.7	9.4
Trade accounts receivable, less allowance of $1.9 (2015—$1.4)	216.5	254.5
Inventories	233.8	198.8
Other current assets	55.8	44.1
Assets of discontinued operations	—	446.4
Total Current Assets	710.1	1,184.5
Properties and equipment, net of accumulated depreciation and amortization of $1,313.7 (2015—$1,287.4)	729.0	624.9
Goodwill	403.7	336.5
Technology and other intangible assets, net	267.6	227.5
Deferred income taxes	736.4	714.3
Investment in unconsolidated affiliate	99.0	103.2
Other assets	35.8	33.9
Assets of discontinued operations	—	420.9
Total Assets	$2,981.6	$3,645.7
LIABILITIES AND EQUITY
Current Liabilities
Debt payable within one year	$80.2	$58.8
Accounts payable	163.8	157.8
Other current liabilities	211.1	234.4
Liabilities of discontinued operations	—	256.4
Total Current Liabilities	455.1	707.4
Debt payable after one year	1,508.8	2,114.0
Deferred income taxes	2.6	1.2
Unrecognized tax benefits	9.5	9.8
Underfunded and unfunded defined benefit pension plans	378.1	377.5
Other liabilities	138.5	115.9
Liabilities of discontinued operations	—	107.4
Total Liabilities	2,492.6	3,433.2
Equity
Common stock issued, par value $0.01; 300,000,000 shares authorized; outstanding: 70,417,806 (2015—70,533,515)	0.7	0.7
Paid-in capital	492.7	496.0
Retained earnings	595.7	436.3
Treasury stock, at cost: shares: 7,038,819 (2015—6,923,110)	(663.7)	(658.4)
Accumulated other comprehensive income (loss)	60.4	(66.8)
Total W. R. Grace & Co. Shareholders' Equity	485.8	207.8
Noncontrolling interests	3.2	4.7
Total Equity	489.0	212.5
Total Liabilities and Equity	$2,981.6	$3,645.7

The Notes to the Financial Information are included as part of the Earnings Release.

7 grace.com	Talent | Technology | Trust™

W. R. Grace & Co. and Subsidiaries
Analysis of Operations (unaudited)

	Three Months Ended June 30,			Six Months Ended June 30,
(In millions, except per share amounts)	2016	2015	% Change	2016	2015	% Change
Net sales:
Catalysts Technologies	$278.4	$289.3	(3.8)%	$539.0	$570.3	(5.5)%
Materials Technologies	112.1	117.9	(4.9)%	214.3	233.9	(8.4)%
Total Grace net sales	$390.5	$407.2	(4.1)%	$753.3	$804.2	(6.3)%
Net sales by region:
North America	$124.0	$129.4	(4.2)%	$242.9	$245.7	(1.1)%
Europe Middle East Africa	158.4	150.7	5.1%	300.8	305.5	(1.5)%
Asia Pacific	83.1	98.9	(16.0)%	155.2	196.7	(21.1)%
Latin America	25.0	28.2	(11.3)%	54.4	56.3	(3.4)%
Total net sales by region	$390.5	$407.2	(4.1)%	$753.3	$804.2	(6.3)%
Profitability performance measures:
Adjusted EBIT(A)(B):
Catalysts Technologies segment operating income	$87.5	$86.6	1.0%	$165.8	$160.3	3.4%
Materials Technologies segment operating income	28.0	23.8	17.6%	48.6	47.7	1.9%
Corporate costs	(16.3)	(23.0)	29.1%	(29.5)	(43.8)	32.6%
Certain pension costs(C)	(3.1)	(5.0)	38.0%	(6.2)	(10.3)	39.8%
Adjusted EBIT	96.1	82.4	16.6%	178.7	153.9	16.1%
Restructuring and repositioning expenses	(9.4)	(4.2)		(23.0)	(9.7)
(Costs) benefit related to Chapter 11, and legacy product and environmental, net	(6.7)	(2.8)		(11.1)	6.8
Third-party acquisition-related costs	(2.5)	—		(2.5)	—
Gain on sale of product line	0.7	—		0.7	—
Income and expense items related to divested businesses	0.1	(0.3)		(0.2)	0.5
Pension MTM adjustment and other related costs, net	0.7	—		0.9	(4.2)
Loss on early extinguishment of debt	—	—		(11.1)	—
Interest expense, net	(19.4)	(24.6)	21.1%	(41.2)	(49.1)	16.1%
Provision for income taxes	(21.5)	(17.9)	(20.1)%	(42.7)	(35.4)	(20.6)%
Income from continuing operations attributable to W. R. Grace & Co. shareholders	$38.1	$32.6	16.9%	$48.5	$62.8	(22.8)%
Diluted EPS from continuing operations (GAAP)	$0.54	$0.45	20.0%	$0.68	$0.86	(20.9)%
Adjusted EPS (non-GAAP)	$0.74	$0.51	45.1%	$1.35	$0.92	46.7%

The Notes to the Financial Information are included as part of the Earnings Release.

8 grace.com	Talent | Technology | Trust™

W. R. Grace & Co. and Subsidiaries
Analysis of Operations (unaudited) (continued)

	Three Months Ended June 30,			Six Months Ended June 30,
(In millions)	2016	2015	% Change	2016	2015	% Change
Adjusted profitability performance measures (A)(B)(C):
Gross Margin:
Catalysts Technologies	46.2%	43.3%	2.9 pts	44.9%	41.1%	3.8 pts
Materials Technologies	40.6%	37.9%	2.7 pts	40.0%	38.1%	1.9 pts
Adjusted Gross Margin	44.6%	41.8%	2.8 pts	43.5%	40.2%	3.3 pts
Pension costs in cost of goods sold	(0.2)%	(0.6)%	0.4 pts	(0.2)%	(1.1)%	0.9 pts
Total Grace	44.4%	41.2%	3.2 pts	43.3%	39.1%	4.2 pts
Adjusted EBIT:
Catalysts Technologies	$87.5	$86.6	1.0%	$165.8	$160.3	3.4%
Materials Technologies	28.0	23.8	17.6%	48.6	47.7	1.9%
Corporate	(19.4)	(28.0)	30.7%	(35.7)	(54.1)	34.0%
Total Grace	96.1	82.4	16.6%	178.7	153.9	16.1%
Depreciation and amortization:
Catalysts Technologies	$17.8	$17.0	4.7%	$35.5	$34.1	4.1%
Materials Technologies	4.7	6.0	(21.7)%	9.7	12.1	(19.8)%
Corporate	1.1	2.0	(45.0)%	1.6	4.0	(60.0)%
Total Grace	23.6	25.0	(5.6)%	46.8	50.2	(6.8)%
Adjusted EBITDA:
Catalysts Technologies	$105.3	$103.6	1.6%	$201.3	$194.4	3.5%
Materials Technologies	32.7	29.8	9.7%	58.3	59.8	(2.5)%
Corporate	(18.3)	(26.0)	29.6%	(34.1)	(50.1)	31.9%
Total Grace	119.7	107.4	11.5%	225.5	204.1	10.5%
Adjusted EBIT margin:
Catalysts Technologies	31.4%	29.9%	1.5 pts	30.8%	28.1%	2.7 pts
Materials Technologies	25.0%	20.2%	4.8 pts	22.7%	20.4%	2.3 pts
Total Grace	24.6%	20.2%	4.4 pts	23.7%	19.1%	4.6 pts
Adjusted EBITDA margin:
Catalysts Technologies	37.8%	35.8%	2.0 pts	37.3%	34.1%	3.2 pts
Materials Technologies	29.2%	25.3%	3.9 pts	27.2%	25.6%	1.6 pts
Total Grace	30.7%	26.4%	4.3 pts	29.9%	25.4%	4.5 pts

The Notes to the Financial Information are included as part of the Earnings Release.

9 grace.com	Talent | Technology | Trust™

W. R. Grace & Co. and Subsidiaries
Analysis of Operations (unaudited) (continued)

	Six Months Ended June 30,
(In millions)	2016	2015
Cash flow measure (A):
Net cash provided by (used for) operating activities from continuing operations	$136.8	$(309.4)
Capital expenditures	(57.3)	(57.2)
Free Cash Flow	79.5	(366.6)
Cash paid for repositioning	31.6	10.1
Cash paid for restructuring	10.7	3.4
Cash paid for Chapter 11, and legacy product and environmental	6.0	498.2
Cash paid for taxes related to repositioning	2.6	—
Cash paid for third-party acquisition-related costs	1.2	—
Capital expenditures related to repositioning	0.9	0.8
Adjusted Free Cash Flow	$132.5	$145.9

	Four Quarters Ended
(In millions)	June 30, 2016	December 31, 2015
Calculation of Adjusted EBIT Return On Invested Capital (trailing four quarters):
Adjusted EBIT	$370.6	$345.8
Invested Capital:
Trade accounts receivable	216.5	254.5
Inventories	233.8	198.8
Accounts payable	(163.8)	(157.8)
	286.5	295.5
Other current assets (excluding income taxes)	45.4	43.2
Properties and equipment, net	729.0	624.9
Goodwill	403.7	336.5
Technology and other intangible assets, net	267.6	227.5
Investment in unconsolidated affiliate	99.0	103.2
Other assets (excluding capitalized financing fees)	33.3	31.8
Other current liabilities (excluding income taxes, legacy environmental matters, accrued interest, and restructuring)	(129.5)	(160.0)
Other liabilities (excluding legacy environmental matters)	(104.1)	(81.4)
Total invested capital	$1,630.9	$1,421.2
Adjusted EBIT Return On Invested Capital	22.7%	24.3%

The Notes to the Financial Information are included as part of the Earnings Release.

10 grace.com	Talent | Technology | Trust™

W. R. Grace & Co. and Subsidiaries
Adjusted Earnings Per Share (unaudited)

	Three Months Ended June 30,
	2016				2015
(In millions, except per share amounts)	Pre- Tax	Tax Effect	After- Tax	Per Share	Pre- Tax	Tax Effect	After- Tax	Per Share
Diluted earnings per share from continuing operations (GAAP)				$0.54				$0.45
Restructuring and repositioning expenses	$9.4	$3.4	$6.0	0.08	$4.2	$1.2	$3.0	0.04
Costs related to Chapter 11, and legacy product and environmental, net	6.7	2.4	4.3	0.06	2.8	1.5	1.3	0.02
Third-party acquisition-related costs	2.5	0.7	1.8	0.03	—	—	—	—
Gain on sale of product line	(0.7)	(0.3)	(0.4)	(0.01)	—	—	—	—
Pension MTM adjustment and other related costs, net	(0.7)	(0.1)	(0.6)	(0.01)	—	—	—	—
Income and expense items related to divested businesses	(0.1)	—	(0.1)	—	0.3	0.1	0.2	—
Discrete tax items:
Discrete tax items, including adjustments to uncertain tax positions		(3.5)	3.5	0.05		(0.3)	0.3	—
Adjusted EPS (non-GAAP)				$0.74				$0.51

	Six Months Ended June 30,
	2016				2015
(In millions, except per share amounts)	Pre- Tax	Tax Effect	After- Tax	Per Share	Pre- Tax	Tax Effect	After- Tax	Per Share
Diluted earnings per share from continuing operations (GAAP)				$0.68				$0.86
Restructuring and repositioning expenses	$23.0	$8.1	$14.9	0.21	$9.7	$2.9	$6.8	0.09
Loss on early extinguishment of debt	11.1	4.1	7.0	0.10	—	—	—	—
Costs (benefit) related to Chapter 11, and legacy product and environmental, net	11.1	4.1	7.0	0.10	(6.8)	(2.0)	(4.8)	(0.07)
Third-party acquisition-related costs	2.5	0.7	1.8	0.03	—	—	—	—
Gain on sale of product line	(0.7)	(0.3)	(0.4)	(0.01)	—	—	—	—
Income and expense items related to divested businesses	0.2	0.1	0.1	—	(0.5)	(0.2)	(0.3)	—
Pension MTM adjustment and other related costs, net	(0.9)	(0.2)	(0.7)	(0.01)	4.2	1.7	2.5	0.03
Discrete tax items:
Discrete tax items, including adjustments to uncertain tax positions		(17.4)	17.4	0.25		(0.6)	0.6	0.01
Adjusted EPS (non-GAAP)				$1.35				$0.92

The Notes to the Financial Information are included as part of the Earnings Release.

11 grace.com	Talent | Technology | Trust™

W. R. Grace & Co. and Subsidiaries
Notes to the Financial Information

(A)
In the above charts, Grace presents financial information in accordance with U.S. generally accepted accounting principles (U.S. GAAP), as well as the non-GAAP financial information described below. Grace believes that this non-GAAP financial information provides useful supplemental information about the performance of its businesses, improves period-to-period comparability and provides clarity on the information management uses to evaluate the performance of its businesses. In the above charts, Grace has provided reconciliations of these non-GAAP financial measures to the most directly comparable financial measure calculated and presented in accordance with U.S. GAAP. These non-GAAP financial measures should not be considered as a substitute for financial measures calculated in accordance with U.S. GAAP, and the financial results calculated in accordance with U.S. GAAP and reconciliations from those results should be evaluated carefully.

Grace defines these non-GAAP financial measures as follows:

•
Adjusted EBIT means income from continuing operations attributable to W. R. Grace & Co. shareholders adjusted for interest income and expense; income taxes; costs related to Chapter 11, and legacy product and environmental; restructuring and repositioning expenses and asset impairments; pension costs other than service and interest costs, expected returns on plan assets, and amortization of prior service costs/credits; income and expense items related to divested businesses, product lines, and certain other investments; gains and losses on sales of businesses, product lines, and certain other investments; third-party acquisition-related costs; and certain other items that are not representative of underlying trends.

•	Adjusted EBITDA means Adjusted EBIT adjusted for depreciation and amortization.

•	Adjusted EBIT Return On Invested Capital means Adjusted EBIT divided by the sum of net working capital, properties and equipment and certain other assets and liabilities.

•	Adjusted Gross Margin means gross margin adjusted for pension-related costs included in cost of goods sold.

•
Adjusted EPS means diluted EPS from continuing operations adjusted for costs related to Chapter 11, and legacy product and environmental; restructuring and repositioning expenses and asset impairments; pension costs other than service and interest costs, expected returns on plan assets, and amortization of prior service costs/credits; income and expense items related to divested businesses, product lines, and certain other investments; gains and losses on sales of businesses, product lines, and certain other investments; third-party acquisition-related costs; certain other items that are not representative of underlying trends; and certain discrete tax items.

•
Adjusted Free Cash Flow means net cash provided by or used for operating activities from continuing operations minus capital expenditures plus cash flows related to Chapter 11, and legacy product and environmental; cash paid for restructuring and repositioning; capital expenditures related to repositioning; cash paid for third-party acquisition-related costs; and accelerated payments under defined benefit pension arrangements.

Adjusted EBIT, Adjusted EBITDA, Adjusted EBIT Return On Invested Capital, Adjusted Gross Margin, Adjusted EPS and Adjusted Free Cash Flow do not purport to represent income or liquidity measures as defined under U.S. GAAP, and should not be considered as alternatives to such measures as an indicator of Grace's performance or liquidity.
Grace uses Adjusted EBIT as a performance measure in significant business decisions and in determining certain incentive compensation. Grace uses Adjusted EBIT as a performance measure because it provides improved period-to-period comparability for decision making and compensation purposes, and because it better measures the ongoing earnings results of its strategic and operating decisions by excluding the earnings effects of the Chapter 11 proceedings, legacy product and environmental matters, restructuring and repositioning activities, and divested businesses.

Grace uses Adjusted EBITDA, Adjusted EBIT Return On Invested Capital, Adjusted Gross Margin, and Adjusted EPS as performance measures and may use these measures in determining certain incentive compensation.

12 grace.com	Talent | Technology | Trust™

Grace uses Adjusted Free Cash Flow as a liquidity measure to evaluate its ability to generate cash to support its ongoing business operations, to invest in its businesses, and to provide a return of capital to shareholders. Grace also uses Adjusted Free Cash Flow as a performance measure in determining certain incentive compensation.

These measures are provided to investors and others to improve the period-to-period comparability and peer-to-peer comparability of Grace’s financial results, and to ensure that investors and others understand the information Grace uses to evaluate the performance of its businesses. They distinguish the operating results of Grace's current business base from the costs of Grace's Chapter 11 proceedings, legacy product and environmental matters, restructuring and repositioning activities, and divested businesses. These measures may have material limitations due to the exclusion or inclusion of amounts that are included or excluded, respectively, in the most directly comparable measures calculated and presented in accordance with U.S. GAAP and thus investors and others should review carefully the financial results calculated in accordance with U.S. GAAP.

(B)	Grace's segment operating income includes only Grace's share of income from consolidated and unconsolidated joint ventures.

(C)
Certain pension costs include only ongoing costs recognized quarterly, which include service and interest costs, expected returns on plan assets, and amortization of prior service costs/credits. Catalysts Technologies and Materials Technologies segment operating income and corporate costs do not include any amounts for pension expense. Other pension related costs including annual mark-to-market adjustments and actuarial gains and losses are excluded from Adjusted EBIT. These amounts are not used by management to evaluate the performance of Grace's businesses and significantly affect the peer-to-peer and period-to-period comparability of our financial results. Mark-to-market adjustments and actuarial gains and losses relate primarily to changes in financial market values and actuarial assumptions and are not directly related to the operation of Grace's businesses.

NM - Not Meaningful

13 grace.com	Talent | Technology | Trust™